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                                                                    EXHIBIT 23.1





CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Sun Hydraulics Corporation of our report dated February 27, 1998 appearing in the 1997 Annual Report to Shareholders of Sun Hydraulics Corporation, which is incorporated by reference in Sun Hydraulics Corporation's Annual Report on Form 10-K for the year ended December 31, 1997.




PRICE WATERHOUSE LLP
Tampa, Florida
March 30, 1998








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